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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report, dated March 20, 1997, on our audits of the consolidated financial statements of Proffitt's, Inc. as of February 1, 1997 and February 3, 1996, and for each of the three years in the period ended February 1, 1997. We also consent to the reference to our firm under the caption "Experts."



                                              /s/ Coopers & Lybrand L.L.P.
                                              ----------------------------
                                                  COOPERS & LYBRAND L.L.P.



Birmingham, Alabama
December 9, 1997